OPPENHEIMER MASTER EVENT-LINKED BOND FUND LLC
NSAR Exhibit – Item 77C

SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of Oppenheimer Master Event-Linked Bond Fund (the “Fund”) was held at which the twelve Trustees identified below were elected (Proposal No. 1).  At the meeting the sub-proposals in (Proposal No. 2) and (Proposal No. 3) were approved as described in the Fund’s proxy statement for that meeting.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld                                Total

Trustees

William L Armstrong                                 31,105,985                                0                                0
Edward L. Cameron                                   31,105,985                                0                                0
Jon S. Fossel                                              31,105,985                                0                                0
Sam Freedman                                            31,105,985                                0                                0
Richard F. Grabish                                     31,105,985                                0                                0
Beverly L. Hamilton                                   31,105,985                                0                                0
Robert J. Malone                                       31,105,985                                0                                0
F. William Marshall, Jr.                             31,105,985                                0                                0
Victoria J. Herget                                       31,105,985                                0                                0
Karen L. Stuckey                                       31,105,985                                0                                0
James D. Vaughn                                       31,105,985                                0                                0
William f. Glavin, Jr.                                   31,105,985                                0                                0

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote Total
31,105,985                              0                                0                                031,105,985

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote Total
31,105,985                              0                                0                                031,105,985

2e-1:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote Total
31,105,985                              0                                0                                031,105,985

2f:  Proposal to remove the fundamental policy relating to margin and short sales
For                              Against                                Abstain                                Broker Non Vote Total
31,105,985                              0                                0                                031,105,985

2g-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote Total
31,105,985                              0                                0                                031,105,985

2g-2:  Proposal to remove the additional fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote Total
31,105,985                              0                                0                                031,105,985

2h:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote Total
31,105,985                              0                                0                                031,105,985

2i:  Proposal to revise fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote Total
31,105,985                              0                                0                                031,105,985